UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2017 annual meeting of stockholders of Barrett Business Services, Inc. (the "Company") was held on June 1, 2017.

(b) The matters considered and voted on by the Company's stockholders at the annual meeting and the voting results were as follows:

Proposal 1. Seven directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Thomas J. Carley	5,363,643	97,960	15,360	1,204,029
Thomas B. Cusick	5,423,031	30,637	23,295	1,204,029
Michael L. Elich	5,378,553	75,115	23,295	1,204,029
James B. Hicks, Ph.D.	3,838,326	1,615,342	23,295	1,204,029
Jon L. Justesen	3,917,187	1,536,481	23,295	1,204,029
Anthony Meeker	3,805,430	1,648,238	23,295	1,204,029
Vincent P. Price	5,427,962	25,706	23,295	1,204,029

Proposal 2. Approval, by non-binding vote, of the compensation paid to the Company's named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,205,044	142,683	129,236	1,204,029

Proposal 3. Approval, by non-binding vote, of annual advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
4,710,083	5,458	655,904	105,518	1,204,029

Proposal 4. Ratification of the selection of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

Shares Voted For	Shares Voted Against	Abstentions
6,674,713	5,661	618

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: June 5, 2017	By:	/s/ Gary E. Kramer
Gary E. Kramer
Vice President-Finance, Treasurer and Secretary